SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

         |_|  Preliminary Proxy Statement   |_| Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
         |X| Definitive Proxy Statement
         |_| Definitive Additional
             Materials
         |_| Soliciting Material
             Pursuant to
             Rule 14a-11(c) or Rule
             14a-12

                         FLORIDA PANTHERS HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials:

        ------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                     [LOGO]

                                                              September 28, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Florida Panthers Holdings, Inc. to be held at 1:30 p.m., Eastern Standard Time, on Tuesday, November 17, 1998, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312.

    The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be acted upon. In addition to the specific matters to be acted upon, there will be a report on the progress of Florida Panthers Holdings, Inc. and an opportunity to ask questions of general interest to stockholders.

    Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please sign, date and return your proxy card in the enclosed envelope as soon as possible. The Board of Directors recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting. Thank you.

                                                  Sincerely,

                                                  [SIGNATURE]

                                                  H. Wayne Huizenga
                                                  Chairman of the Board

                                     [LOGO]
                         FLORIDA PANTHERS HOLDINGS, INC.
                           450 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF FLORIDA PANTHERS HOLDINGS, INC.:

     The 1998 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting") of Florida Panthers Holdings, Inc. (the "Company"), will be held at 1:30 p.m., Eastern Standard Time, on November 17, 1998, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312 to consider and act on the following matters, all of which are set forth more completely in the accompanying proxy statement:

1. To elect directors to a term of office expiring at the Company's 1999 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified; and

2.   To  transact  such other  business as may  properly  come before the Annual
     Meeting.

    The Board of Directors has fixed the close of business on September 18, 1998 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting.

    You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time prior to its use.

                                             By Order of the Board of Directors,

                                             [SIGNATURE]

                                             Richard L. Handley
                                             Senior Vice President, General
                                              Counsel and Secretary

Fort Lauderdale, Florida
September 28, 1998

 PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE
                           PROVIDED FOR THAT PURPOSE.

                         FLORIDA PANTHERS HOLDINGS, INC.
                           450 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301

                         Annual Meeting of Stockholders
                                November 17, 1998

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Florida Panthers Holdings, Inc. (the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 1:30 p.m., Eastern Standard Time, on November 17, 1998, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312.

    It is anticipated that this Proxy Statement, the Notice of Annual Meeting, the proxy card and the Company's Annual Report to Stockholders will be mailed to stockholders of the Company on or about September 28, 1998.

Record Date

     Only stockholders of record at the close of business on September 18, 1998 (the "Record Date") are entitled to vote at the Annual Meeting.

Shares Outstanding and Voting Rights

     As of the Record Date, there were 32,559,965 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock") and 255,000 shares of the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock, " and together with the Class A Common Stock, the "Common Stock"), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 10,000 votes, on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulative voting for directors.

    All of the shares of Class B Common Stock are currently owned by H. Wayne Huizenga, the Chairman of the Board. Accordingly, Mr. Huizenga is able to control the outcome on the election of directors, as well as all other matters which may properly come before the Company's stockholders for approval at the Annual Meeting. The National Hockey League (the "NHL") has mandated that Mr. Huizenga is required to maintain voting control of the Company at all times, unless otherwise permitted by the NHL. The shares of Class B Common Stock were issued to Mr. Huizenga solely to satisfy the control requirements of the NHL.

Proxy Procedure

    Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the Annual Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

Voting Requirements

    Provided that a quorum is present at the Annual Meeting, each director will be elected by the affirmative vote of the holders of a plurality of the total votes represented by the outstanding shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, present at the Annual Meeting, in person or by proxy, and entitled to vote.

Costs of Solicitation

    All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                       BIOGRAPHICAL INFORMATION REGARDING
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of the Record Date, concerning each of the Company's directors and executive officers.

             Name          Age                Position
    ---------------------  ---   -----------------------------------------
    H. Wayne Huizenga....   60   Chairman of the Board
    Richard C. Rochon....   41   Vice Chairman of the Board and President
    William M. Pierce....   47   Senior Vice President, Treasurer and Chief
                                 Financial Officer
    Richard L. Handley...   51   Senior Vice President, General Counsel and
                                 Secretary
    Steven M. Dauria.....   37   Vice President and Corporate Controller
    Steven R. Berrard....   44   Director
    Dennis J. Callaghan..   49   Director
    Michael S. Egan......   58   Director
    Chris Evert..........   43   Director
    Harris W. Hudson.....   55   Director
    George D. Johnson,Jr.   55   Director
    Henry Latimer........   60   Director


     H. Wayne Huizenga has been the Company's Chairman of the Board since September 1996. Mr. Huizenga has also served as Chairman of the Board of Republic Industries, Inc. ("Republic"), which owns the nation's largest chain of franchised automotive dealerships, is building a chain of used vehicle megastores and owns National Car Rental and Alamo Rent-A-Car, since August 1995. Since October 1996, Mr. Huizenga has served as Co-Chief Executive Officer of Republic and from August 1995 until October 1996, Mr. Huizenga served as Chief Executive Officer of Republic. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc. ("NationsRent"), a developing national equipment rental company which markets products and services primarily to a broad range of construction and industrial customers. Since May 1998, Mr. Huizenga has served as Chairman of the Board and Chief Executive Officer of Republic Services, Inc. ("Republic Services"), a leading provider of non-hazardous solid waste collection and disposal services. Since January 1995, Mr. Huizenga also has served as the Chairman of the Board of Extended Stay America, Inc. ("Extended Stay"), an operator of extended stay lodging facilities. From September 1994 until October 1995, Mr. Huizenga served as the Vice-Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also currently owns or controls the Miami Dolphins and the Florida Marlins, both professional sports franchises, as well as Pro Player Stadium, in South Florida and is a director of the globe.com, an internet on-line community. Mr. Huizenga is the brother-in-law of Mr. Harris W. Hudson.

     Richard C. Rochon has been a director of the Company since September 1996 and has served as the Company's Vice Chairman since April 1997. Mr. Rochon became President of the Company in April 1998. Mr. Rochon has also been the President of Huizenga Holdings, Inc. ("Huizenga Holdings"), a privately held diversified holding company controlled by Mr. Huizenga, since 1988. Prior to joining Huizenga Holdings, he was a certified public accountant at Coopers &
Lybrand, an international public accounting firm. Mr. Rochon also currently serves as a director of Century Business Services, Inc., a provider of out-sourced business services.

     William M. Pierce has been the Company's Senior Vice President, Treasurer and Chief Financial Officer since March 1997 and a director of Florida Panthers Hockey Club, Inc. ("Panthers, Inc."), the general partner of Florida Panthers Hockey Club (the "Panthers"), since November 1996. From January 1990 to March 1997, Mr. Pierce served as an officer of Huizenga Holdings and as the chief financial officer and a director of numerous other private companies owned by Mr. Huizenga.

    Richard L. Handley has been the Company's Senior Vice President, General Counsel and Secretary since May 1997. Prior to joining the Company, Mr. Handley served as Senior Vice President and the General Counsel of Republic from October 1995 to May 1997. From June 1993 until joining Republic, he was a principal of Randolph Management Group, Inc., a management consulting firm specializing in the environmental industry. Prior to that, Mr. Handley was Vice President, Secretary and General Counsel of The Brand Companies, Inc., an environmental services company, from July 1990 until May 1993. From September 1985 to July 1990, Mr. Handley held various legal positions with affiliates of Waste Management. Prior to September 1985, Mr. Handley was a lawyer in private practice in Chicago, Illinois.

     Steven M. Dauria has served as the Company's Corporate Controller since March 1997 and Vice President since September 1996. Mr. Dauria served as the Company's Chief Financial Officer from September 1996 to March 1997. Mr. Dauria also has served as the Vice President and Chief Financial Officer of Panthers, Inc. since July 1996. From July 1994 to July 1996, Mr. Dauria served as Director of Finance and Administration and Chief Financial Officer of Panthers, Inc. and, from December 1993 to July 1994, Mr. Dauria served as the Controller of both the Panthers and the Florida Marlins, a major league baseball franchise ("MLB Franchise"). Prior to joining the Panthers, Mr. Dauria served as the Controller of the New York Yankees, a MLB Franchise, from November 1991 to December 1993, and was previously associated with Time Warner, Inc. and Coopers & Lybrand.

    Steven R. Berrard has been a director of the Company since September 1996. Mr. Berrard has been Co-Chief Executive Officer, President and a director of Republic since October 1996. From March 1996 until January 1997, Mr. Berrard served as Chief Executive Officer of AutoNation Incorporated ("AutoNation"), which owned and operated a developing national chain of used vehicle retailing megastores, and which was acquired by Republic in January 1997. While the acquisition of AutoNation by Republic was pending, from May 1996 until October 1996, Mr. Berrard also served as a Vice President of Republic. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer and became a director of Blockbuster in May 1989, during which time he helped build Blockbuster from a 19-store chain into the world's largest video and music retailer. He became Vice Chairman of the Board of Blockbuster in November 1989 and served as Blockbuster's President and Chief Operating Officer from January 1993 until September 1994. In addition, Mr. Berrard served as President and Chief Executive Officer and a director of Spelling Entertainment Group Inc., a television and film entertainment producer and distributor, from March 1993 through March 1996 and served as a director of Viacom from September 1994 until March 1996.

    Dennis J. Callaghan is a Managing Director of the Company's Resort Division and has been a director of the Company since July 1997. Since 1990, Mr. Callaghan has been President of Callaghan & Partners, Ltd., an entity founded by Mr. Callaghan to acquire, develop, finance, renovate and manage resorts, hotels and residential and commercial properties in the United States and abroad. Mr. Callaghan was an affiliate of the Boca Raton Hotel and Club ("Boca Resort") and was appointed to the Company's Board of Directors in connection with the Company's acquisition of Boca Resort.

     Michael S. Egan has been a director of the Company since April 1997. Mr. Egan has served as Chairman of Alamo Rent-A-Car, Inc. since 1973. Mr. Egan is also Chairman of the globe.com and of Certified Vacations, a tour company, and is a director of Dancing Bear Investments, Inc., Nantucket Allserve, Inc., IT Acquisition Corp. and Auto By Internet, Inc.

     Chris Evert has been a director of the Company since July 1997. Since retiring from professional tennis in 1989, Ms. Evert has served as a sports commentator and continued to serve as a corporate spokesperson. In March 1989, Ms. Evert founded Chris Evert Charities, Inc. and continues to be involved in its charitable activities. Ms. Evert is the owner and head coach of the Evert Tennis Academy in Boca Raton, Florida.

     Harris W. Hudson has been a director of the Company since September 1996. Since August 1995, Mr. Hudson has served as a director of Republic and since October 1996 as Vice Chairman of Republic and Chairman of Republic's Solid Waste Group. From August 1995 until October 1996, Mr. Hudson served as President of Republic. From May 1995 until August 1995, Mr. Hudson served as a consultant to Republic. From 1983 until August 1995, Mr. Hudson founded and served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by Republic in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management and its predecessor. Mr. Hudson has also served as a director of NationsRent since June 1998 and as Vice Chairman and a director of Republic Services since May 1998. Mr. Hudson is the brother-in-law of Mr. Huizenga.

    George D. Johnson, Jr. has been a director of the Company since September 1996. Since January 1995, Mr. Johnson has served as President, Chief Executive Officer and a director of Extended Stay. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Divisions, and also as a director of Blockbuster. From July 1987 until August 1993, Mr. Johnson was the managing general partner of WJB Video Limited Partnership, which became the largest Blockbuster franchisee with over 200 video stores prior to its merger with Blockbuster in August 1993. Mr. Johnson also serves as Chairman of the Board of Alrenco, Inc., and as a director of Republic and Duke Power Company.

     Henry Latimer has been a director of the Company since August 1997. Since 1994, Mr. Latimer has been a Managing Member of the Fort Lauderdale office of the law firm of Eckert Seamans Cherin & Mellot. From 1983 to 1994, Mr. Latimer was a partner in the Miami office of the law firm of Fine Jacobson Schwartz Nash & Block, where he served as Managing Partner from 1993 to 1994. Prior to joining that firm, Mr. Latimer served as a circuit judge for the 17th Judicial Circuit in and for Broward County, Florida.

Meetings and Committees of the Board of Directors

    The Board of Directors held seven meetings and took one action by written consent in lieu of a meeting during the fiscal year ended June 30, 1998. No director participated in fewer than 75% of the aggregate of the number of meetings and consent actions held during the period he or she served on the Board of Directors, except for Ms. Evert who was not present for four meetings. The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee to assist it in carrying out its duties. Each director attended all of the meetings of the committee in which he served.

    The Executive Committee, which met once during the year ended June 30, 1998, consists of Messrs. Huizenga and Rochon, with Mr. Huizenga serving as Chairman. The Executive Committee has the authority to approve, on behalf of the entire Board of Directors, by vote at a duly convened meeting of the Executive Committee, or by unanimous written consent, (i) any acquisition including any acquisition of property, or the securities and/or assets and business of any industry not involving more than $10 million in cash, securities or other consideration, and (ii) any borrowing, guarantees or other transactions of the Company not involving more than $10 million in cash, securities or other consideration.

    The Audit Committee, which met twice during the year ended June 30, 1998, consists of Messrs. Johnson and Latimer, with Mr. Johnson serving as Chairman. The Audit Committee's responsibilities include (a) recommending to the full Board of Directors the selection of the Company's independent auditors, (b) discussing the arrangements for the proposed scope and results of the annual audit with management and the independent auditors, (c) reviewing the scope of non-audit professional services provided by the independent auditors and (d) obtaining from both management and the independent auditors their observations on the Company's system of internal accounting controls.

    The Compensation Committee, which met once during the year ended June 30, 1998, consists of Messrs. Egan, Johnson and Latimer, with Mr. Egan serving as Chairman. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers, and is responsible for administering the Company's 1996 Stock Option Plan (the "Stock Option Plan").

Director Compensation

    Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving on the Board of Directors. The Company's current policy provides that each non-employee director receive, upon such person's initial election as a director, an option under the Stock Option Plan to acquire, at the then fair market value, 25,000 shares of Class A Common Stock and, subject to certain limitations, an annual option under the Stock Option Plan to acquire, at the then fair market value, 10,000 shares of Class A Common Stock at each annual meeting of the Company's stockholders at which such director is re-elected or remains a director. The Stock Option Plan provides that options granted thereunder will vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the Board of Directors or the Compensation Committee. The Company also reimburses directors for out-of-pocket expenses incurred in connection with meetings of the Board of Directors or committees thereof, in their capacity as directors. The Board of Directors will periodically review and may revise the compensation policies for non-employee directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

    The following tables sets forth remuneration paid or accrued by the Company and its subsidiaries during the fiscal years ended June 30, 1998, 1997 and 1996 to the Chief Executive Officer and to each of the most highly compensated executive officers of the Company and its subsidiaries, other than the Chief Executive Officer, who received salary and bonus which combined equaled greater than $100,000 (together, the "Named Executive Officers"), for services in all capacities while they were employees of the Company or its subsidiaries, and the capacities in which the services were rendered.


                                                                                         Long-Term
                                                                                        Compensation
                                                                                       --------------
                                                                                         Securities
                                                                                         Underlying
                                                      Annual Compensation                Options to
                                            -----------------------------------------     Purchase
                                                                         Other Annual  Class A Common
Name and Principal Position    Fiscal Year    Salary          Bonus      Compensation       Stock
---------------------------    -----------  ----------      ---------    ------------- ---------------
H. Wayne Huizenga..........      1998              --             --             --     350,000 shares
  Chairman of the Board          1997              --             --             --     100,000 shares
                                 1996              --             --             --               --

Richard H. Evans...........      1998        $368,750             --             --      75,000 shares
  President (1)(4)               1997        $100,000             --       $  5,000(2)   90,000 shares
                                 1996              --             --             --               --

William M. Pierce..........      1998        $210,000             --       $  7,919(2)   50,000 shares
  Senior Vice President,         1997        $ 52,500             --             --      55,000 shares
  Treasurer and                  1996              --             --             --               --
  and Chief Financial
  Officer(1)

Richard L. Handley.........      1998        $194,600             --       $ 11,980(2)   50,000 shares
  Senior Vice President,         1997         $18,700             --             --      63,600 shares
  General Counsel and            1996              --             --             --             --
  Secretary(1)

Steven M. Dauria...........      1998        $140,000             --       $ 14,630(2)   20,000 shares
  Vice President and             1997        $110,000             --       $ 15,000(2)   23,000 shares
  Corporate Controller           1996        $ 90,000       $ 10,000(3)    $ 14,000(2)          --

(1) Messrs. Evans, Pierce and Handley joined the Company during the year ended June 30, 1997. Accordingly, no annual compensation is reflected for 1996.
(2) Comprised of insurance premiums paid by the Company on behalf of these employees.
(3) Represents bonus amounts earned in the fiscal year ended June 30, 1996 and paid in the fiscal year ended June 30, 1997.
(4) The Company entered into a separation agreement with Mr. Evans, which became effective on April 15, 1998. Under the agreement, the Company paid Mr. Evans $250,000 (which is included under the Salary column in the above table) in satisfaction of its obligation under an employment agreement with Mr. Evans. Additionally, stock options issued to Mr. Evans under the Stock Option Plan shall vest in accordance with the original schedule and shall expire in April 2003.

Option Grants in Last Fiscal Year

    The following table sets forth information concerning grants of stock options made during the fiscal year ended June 30, 1998.

                                                                                     Potential Realizable
                                                 % of Total                            Value at Assumed
                                    Number of      Options                           Annual Rates of Stock
                                   Securities    Granted to                           Price Appreciation
                                   Underlying     Employees                           for Option Term (2)
                                    Options           in        Exercise  Expiration ----------------------
                Name                Granted (1)   Fiscal Year    Price       Date        5%          10%
----------------------------       -------------- -----------  ---------  ---------- ----------  ----------
H. Wayne Huizenga..........        350,000 shares      25.0%    $ 17.25    01/02/08  $1,301,119  $2,802,004
 Chairman of the Board

Richard H. Evans...........         75,000 shares       5.3%    $ 17.25    01/02/08  $  278,811  $  600,429
 President

William M. Pierce..........         50,000 shares       3.6%    $ 17.25    01/02/08  $  185,874  $  400,286
 Senior Vice President,
 Treasurer and Chief
 Financial Officer

Richard L. Handley.........         50,000 shares       3.6%    $ 17.25    01/02/08  $  185,874  $  400,286
 Senior Vice President,
 General Counsel and
 Secretary

Steven M. Dauria...........         20,000 shares       1.4%    $ 17.25    01/02/08  $   74,350  $  160,115
 Vice President and
 Corporate Controller


(1) These options become exercisable in four equal annual installments commencing on January 2, 1999.
(2) As required by the rules promulgated by the Securities and Exchange Commission (the "SEC"), potential realizable values are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

Fiscal Year-end Option Value Table


                                             Number of Securities          Value of Unexercised
                                           Underlying Unexercised        In-the-Money Options at
                                          Options at June 30, 1998            June 30, 1998
                                       -----------------------------   ---------------------------
                Name                    Exercisable   Unexercisable    Exercisable   Unexercisable
-------------------------------------  -------------- -------------    -----------   -------------
H. Wayne Huizenga....................  25,000 shares  425,000 shares    $  242,188      $1,579,688
 Chairman of the Board

Richard H. Evans.....................  22,500 shares  142,500 shares    $  193,125      $  762,188
 President

William M. Pierce....................  13,750 shares   91,250 shares    $   12,109      $  158,203
 Senior Vice President, Treasurer
 and Chief Financial Officer

Richard L. Handley...................  15,900 shares   97,700 shares    $       --      $  121,875
 Senior Vice President,
 General Counsel and Secretary

Steven M. Dauria.....................   5,750 shares   37,250 shares    $   55,703      $  215,859
 Vice President and Corporate
 Controller


Stock Option Plan

     The Stock Option Plan is designed as a means to attract, retain and motivate key employees and directors. The Compensation Committee is currently responsible for administering and interpreting the Stock Option Plan.

     Options are granted under the Stock Option Plan on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of the options cannot be less than the fair market value of the Class A Common Stock on the date of grant. Each option is for a term of not less than five years or more than ten years, as determined by the Compensation Committee. The Stock Option Plan provides that options granted thereunder vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the Board of Directors or the Compensation Committee. However, in the event of a change of control (as such term is defined in the Stock Option Plan), all outstanding options become immediately exercisable. Options granted under the Stock Option Plan are not transferable other than by will or by the laws of descent and distribution.

     As of September 18, 1998, the Company had granted, net of cancellations, options to purchase an aggregate of 3,296,194 shares of the Class A Common Stock with exercise prices ranging from $10.00 per share to $27.30 per share, leaving 1,663,192 options available for future grants. The exercise price of each of these outstanding options is the fair market value of the Class A Common Stock on the date of grant.

Compensation Committee Report on Executive Compensation

    The Compensation Committee is composed of three outside (non-management) directors of the Company. The committee's responsibilities include reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

    The Company's executive compensation program is designed to align compensation with the Company's business strategy, values and management initiatives. Historically, the components of the Company's compensation program for executive officers has included base compensation and stock options.

    Base Compensation

    The committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization.

    Stock Options

    Stock options align the interests of employees and stockholders by providing value to the employee when the stock price increases. All options are granted at 100% of the fair market value of the Class A Common Stock on the date of grant.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The Company has no executives whose salaries currently approach this level and, accordingly, has not addressed what approach it will take with respect to section 162(m), except to the extent the Stock Option Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the Section 162(m) deduction limits.

     Mr. Huizenga, who has been the Chairman of the Board since September 1996, is not paid a cash salary or bonus. In January 1998, the Board of Directors approved a grant of options to Mr. Huizenga under the Stock Option Plan to purchase 350,000 shares of Class A Common Stock exercisable at a price of $17.25 per share. This compares to an award of stock options entitling him to purchase 100,000 shares of Class A Common Stock exercisable at a price of $10.00 during the prior fiscal year. The increase in the option award was the result of Mr. Huizenga accomplishing certain strategic goals as well as the Company meeting certain financial performance objectives. Specifically, net income increased to $1.3 million for the year ended June 30, 1998, compared to a loss of $10.3 million for the year ended June 30, 1997. The Board of Directors also considered other business accomplishments and expected future contribution by Mr. Huizenga to the Company. The number of shares subject to such options was determined by the Board of Directors to be appropriate based upon the foregoing factors. The options have a 10-year term and vest in four equal annual installments beginning on January 2, 1999. The Compensation Committee believes that tying the remuneration of Mr. Huizenga to the performance of the Class A Common Stock will enhance the long-term performance and stability of the Company.

                                        Michael S. Egan
                                        George D. Johnson, Jr.
                                        Henry Latimer

                                        As Members of the Compensation Committee

Compensation  Committee  Interlocks and Insider  Participation  in  Compensation
  Decisions

    No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the year ended June 30, 1998 or was formerly an officer of the Company or of any of its subsidiaries. During the fiscal year ended June 30, 1998, none of the executive officers of the Company served on the compensation committee of any other entity, any of whose directors or executive officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company. During the fiscal year ended June 30, 1998, Mr. Huizenga served as a director of Extended Stay and Republic, during which time Mr. Johnson served as an executive officer of Extended Stay and Messrs. Berrard and Hudson served as executive officers of Republic.

Performance Graph

    The following graph compares the cumulative total stockholder returns on the Class A Common Stock, based on the market price of Class A Common Stock from November 13, 1996, the date of the pricing of the Company's initial public offering (the "IPO") through June 30, 1998, with the cumulative total return of each of (a) the S&P 500 Index and (b) a peer group consisting of Four Seasons Hotels, Inc., Marriott International, Inc., American Skiing Company, Sun
International Hotels, Ltd. and Vail Resorts, Inc. (the "Peer Group"). The industry peer group utilized in the prior year comparison is also included (the prior year industry peer group consisted of Four Seasons Hotel, Inc., Marriott International, Inc. and Wyndham Hotels Corporation). Wyndham Hotels Corporation merged with Patriot American Hospitality Inc. in 1997 and, therefore, has been excluded from the Peer Group for the current fiscal year. While the Peer Group consists of high-end resort and hotel companies, the Company believes that there is no publicly-traded entity which is truly comparable to the Company, due to the diversity of the Company's revenues and the unique nature of its assets. The graph assumes that the value of the investment in the Class A Common Stock and in each index was $100 at November 13, 1996 and that all dividends were reinvested. The graph lines connect fiscal year end dates and do not reflect fluctuations between those dates.

                             CUMULATIVE TOTAL RETURN
               Based on an investment of $100 on November 13, 1996

                               [GRAPHIC OMITTED]

                                    1996      1997      1998
                                    ----      ----      ----
Florida Panthers Holdings, Inc.     $100   $242.50    $196.88
Current Year Peer Group             $100   $ 58.16    $ 71.36
Prior Year Peer Group               $100   $ 56.31    $ 69.98
S&P 500                             $100   $122.40    $159.32

     The Compensation Committee Report on Executive Compensation and the Performance Graph above shall not be deemed soliciting material or incorporated by reference into any of the Company's filings with the SEC by implication or by any reference in any such filing to this Proxy Statement.

                              CERTAIN TRANSACTIONS

    The following is a summary of certain agreements and transactions between or among the Company and certain related parties. It is the Company's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on the Company's experience in the business segments in which it operates and the terms of its transactions with unaffiliated parties, it is the Company's belief that all of the transactions described below involving the Company met that standard at the time such transactions were effected.

    In connection with the IPO, the following events occurred: (i) Mr. Huizenga contributed to the Company (a) his 78% ownership interest in Decoma Miami Associates, Ltd. ("Decoma"), (b) a note representing the outstanding amount which a subsidiary of the Company had previously borrowed from him, plus interest, (c) his ownership interest in the Panthers, (d) his ownership interest in Arena Development Company, Ltd., and (e) his ownership interest in Arena Operating Company, Ltd., in exchange for 5,275,678 shares of Common Stock, of which 5,020,678 shares were Class A Common Stock and 255,000 shares were Class B Common Stock, and (ii) the Company repaid $20.0 million in debt owed to Panthers Investment Venture, an affiliate of the Company controlled by Mr. Huizenga.

    In 1994, Mr. Huizenga purchased a 50% interest in the predecessor to Leisure Management International, Inc. ("LMI"), which manages the Miami Arena pursuant to a management agreement (the "Management Agreement") with Decoma. Under the terms of the Management Agreement, LMI received from Decoma management fees of approximately $137,000, $120,000 and $109,000 for the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The Company will manage and operate a new multi-purpose sports and entertainment complex located in Broward County, Florida pursuant to an operating agreement between the Company and Broward County. The Company has entered into an agreement with LMI to manage the arena and with Front Row Communications, Inc. (an entity affiliated with Mr. Huizenga) to market certain luxury suites and elicit corporate sponsorships at the arena.

    In August 1997,  the Panthers  entered  into a contract  with  SportsChannel
Florida, an entity affiliated with Mr. Huizenga. Under the terms of this contract, the Panthers granted local television broadcast and pay television rights, on an exclusive basis, to SportsChannel Florida for all of the Panthers' pre-season, regular season and post-season games during the six seasons commencing with the 1997-98 season. The SportsChannel Florida contract provides for payments to the Panthers of annual rights fees of $2.8 million for the 1997-98 season, $3.1 million for the 1998-99 season, $5.5 million for the 1999-00, 2000-01 and 2001-02 seasons and $6.0 million for the 2002-03 season.

    The Company pays Huizenga Holdings a management fee equal to 1% of the Company's gross revenue, excluding NHL generated revenues, in exchange for services including, but not limited to, assisting the Company in executing various administrative functions, obtaining financing, developing tax planning strategies and formulating risk management strategies, as well as advising the Company with respect to securities matters and future acquisitions. This management fee totaled approximately $2.9 million, $498,000 and $293,000 for the fiscal years ended June 30, 1998, 1997 and 1996, respectively.

    In connection with the acquisition of the Hyatt Regency Pier 66 Hotel and Marina and the Radisson Bahia Mar Resort and Yachting Center (collectively, the "Fort Lauderdale Resort Facilities") in March 1997, Messrs. Huizenga, Berrard, Johnson and Rochon received 972,018, 592,877, 451,248 and 379,062 shares of the Class A Common Stock, respectively, in exchange for their ownership interests in the Fort Lauderdale Resort Facilities. Based, in part, on a fairness opinion received from Donaldson, Lufkin & Jenrette Securities Corporation, the Company believes that the acquisition of the Fort Lauderdale Resort Facilities was fair to the Company's stockholders and that the terms of the acquisition of the Fort Lauderdale Resort Facilities were as favorable to the Company as could have been obtained from an unaffiliated party in a comparable transaction.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Class A Common Stock, to file with the SEC initial reports of ownership and reports of change in ownership of the Class A Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such reports they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filings with respect to the Company's fiscal year ended June 30, 1998 were timely made.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock (including shares which the named individuals have the right to acquire within 60 days upon the exercise of outstanding options, exercise of exchange rights, exercise of warrants or the conversion of outstanding convertible securities) as of September 18, 1998, by (a) each person known to own beneficially more than 5% of the Class A Common Stock, (b) each of the Company's directors, (c) each of the Company's executive officers and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of the designated party is 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, the Company's principal business address.


                                                      Beneficial Ownership
                                                   ------------------------
                                                     Shares      Percent(1)
                                                   ---------     ----------
   H. Wayne Huizenga(2)........................    6,835,796         20.8%
   Huizenga Investments Limited Partnership....    6,033,494         18.4%
    P.O. Box 50102
    Henderson, Nevada 89106
   Biltmore Hotel Partners, LLP(3).............    3,836,538         10.5%
    3101 N. Central Avenue, Suite 1390
    Phoenix,  Arizona 85012
   The Equitable Companies Incorporated(4).....    3,854,950         11.8%
    1290 Avenue of the Americas
    New York, New York 10104
   Richard C. Rochon(5)........................      845,062          2.6%
   William M. Pierce(6)........................      102,545           *
   Richard L. Handley(7).......................       30,900           *
   Steven M. Dauria(8).........................       21,500           *
   Steven R. Berrard(9)........................      618,822          1.9%
   Dennis J. Callaghan(10).....................      270,868           *
   Michael S. Egan(11).........................      158,950           *
   Chris Evert(12).............................        8,750           *
   Harris W. Hudson(13)........................      406,000          1.2%
   George D. Johnson, Jr.(14)..................      804,848          2.5%
   Henry Latimer(15)...........................        8,750           *
   All directors and executive officers as a
   group(12 persons)...........................   10,112,791         30.5%


*Less than one percent (1%).

  (1)The denominator used to calculate percent of beneficial ownership for each named stockholder is based on 32,814,965 shares of Common Stock outstanding at September 18, 1998, plus those shares issuable within 60 days upon exercise of any options that are held by the applicable stockholder, plus those shares issuable upon exercise of any exchange rights that are immediately exercisable and held by the applicable stockholder, plus those shares issuable upon exercise of any warrants that are immediately exercisable and held by the applicable stockholder, plus those shares issuable upon conversion of convertible notes payable and held by the applicable stockholder, which notes are immediately convertible. The price of $26.00 per share (the conversion price) is used to determine the shares of Class A Common Stock into which the convertible note payable is convertible.
(2) The aggregate number of shares of Common Stock beneficially owned by Mr. Huizenga includes (a) 6,033,494 shares of Class A Common Stock owned by Huizenga Investment Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, (b) 397,202 shares owned directly by Mr. Huizenga, (c) 100,100 shares owned by Mr. Huizenga's wife, (d) 255,000 shares of Class B Common Stock, which are all the shares of Class B Common Stock issued and outstanding, (e) 25,000 shares underlying options, which vested on November 8, 1997 and (f) 25,000 shares underlying options, which vest on November 8, 1998. Mr. Huizenga disclaims beneficial ownership of the shares owned by his wife.
(3) Includes 3,836,538 shares of Class A Common Stock issuable upon conversion of $99,750,000 principal amount of a convertible note payable, which is immediately convertible. The $99,750,000 shall be paid in either cash or shares of Class A Common Stock at the holders' election. The holder of the convertible note payable has given the Company notice of its election to receive cash in lieu of Class A Common Stock. However, because such notice may be revoked up through October 31, 1998, the shares issuable upon conversion have been included in the table above.
(4) The number of shares of Common Stock beneficially owned by The Equitable Companies Incorporated is based solely upon a review of the Schedule 13G/A filed on April 10, 1998 by The Equitable Companies Incorporated.

(5) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Rochon consists of (a) 300,000 shares owned by Weezor I Limited Partnership, a Nevada limited partnership controlled by Mr. Rochon, (b) 520,062 shares owned directly by Mr. Rochon, (c) 6,250 shares underlying options, which vested on November 8, 1997, (d) 6,250 shares underlying options, which vest on November 8, 1998 and (e)12,500 shares underlying options, which vested on April 3, 1998.
(6) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Pierce consists of (a) 87,500 shares owned directly by Mr. Pierce,
     (b) 45 shares owned by members of Mr. Pierce's immediate family living in the same household as Mr. Pierce, (c) 1,250 shares underlying options, which vested on November 8, 1997, (d) 1,250 shares underlying options, which vest on November 8, 1998 and (e) 12,500 shares underlying options which vested on April 3, 1998.
(7) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Handley consists of (a) 15,000 shares owned directly by Mr. Handley and (b) 15,900 shares underlying options which vested on May 21, 1998.
(8) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Dauria consists of (a) 10,000 shares owned directly by Mr. Dauria,
     (b) 5,750 shares underlying  options,  which vested on November 8, 1997 and
     (c) 5,750 shares underlying options, which vest on November 8, 1998.
(9) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Berrard consists of (a) 603,822 shares owned by Berrard Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Berrard, (b) 6,250 shares underlying options, which vested on November 8, 1997 (c) 6,250 shares underlying options, which vest on November 8, 1998 and (d) 2,500 shares underlying options which vest on November 17, 1998.
(10) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Callaghan consists of (a) 94,787 shares owned directly by Mr. Callaghan, (b) 25,456 shares underlying warrants which are currently exercisable, (c) 88,125 shares issuable upon the exercise of exchange rights which are currently exercisable and (d) 62,500 shares underlying options, which vested on July 9, 1998.
(11) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Egan consists of (a) 150,000 shares owned directly by Mr. Egan, (b) 200 shares owned by a member of Mr. Egan's family living in the same household as Mr. Egan, (c) 6,250 shares underlying options, which vested on April 23, 1998 and (d) 2,500 shares underlying options which vest on November 17, 1998.
(12) The aggregate number of shares of Class A Common Stock beneficially owned by Ms. Evert consists of (a) 6,250 shares underlying options, which vested on July 9, 1998 and (b) 2,500 shares underlying options, which vest on November 17, 1998.
(13) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Hudson consists of (a) 300,000 shares owned by the Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson,
     (b) 91,000 shares owned directly by Mr. Hudson, (c) 6,250 shares underlying options, which vested on November 8, 1997, (d) 6,250 shares underlying options, which vest on November 8, 1998 and (e) 2,500 shares underlying options, which vest on November 17, 1998.
(14) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Johnson consists of (a) 768,848 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Johnson, (b) 15,000 shares owned by Mr. Johnson's wife, (c) 3,000 shares owned by the GD Johnson III ESA Trust, (d) 3,000 shares owned by the SP Johnson ESA Trust, (e) 6,250 shares underlying options, which vested on November 8, 1997, (f) 6,250 shares underlying options, which vest on November 8, 1998 and (g) 2,500 shares underlying options, which vest on November 17, 1998.
(15) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Latimer consists of (a) 6,250 shares underlying options, which vested on August 7, 1998 and (b) 2,500 shares underlying options, which vest on November 17, 1998.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

    The Company's bylaws provide that the Board of Directors shall consist of one or more members, the exact number of which may be determined from time to time by the Company's stockholders or the Board of Directors. On August 3, 1998, the Board of Directors nominated all of its then present members for re-election as directors for a term expiring at the Company's 1999 Annual Meeting of Stockholders or until a successor of each has been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise specified on the proxy, it is the intention of the proxy holders to vote for the nominees listed below.

    The confirmed nominees for the Board of Directors for the term expiring at the Company's 1999 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified are as follows:

                  Steven R. Berrard
                  Dennis J. Callaghan
                  Michael S. Egan
                  Chris Evert
                  Harris W. Hudson
                  H. Wayne Huizenga
                  George D. Johnson, Jr.
                  Henry Latimer
                  Richard C. Rochon

    Biographical information relating to each of these nominees for director appears under the heading "BIOGRAPHICAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                              STOCKHOLDER PROPOSALS

     In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its 1999 Annual Meeting of Stockholders must do so no later than June 1, 1999. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. In addition, the Company's bylaws require that in order for any business to be properly brought before any meeting of stockholders, including nominations for the election of directors, a stockholder must provide written notice delivered to the Secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 120 days prior to the meeting date; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder notice, in order to be timely, must be received by the corporate secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed or disclosure of the meeting date has been made. The stockholder notice must include the stockholder's name and address as it appears on the Company's records and the class and number of shares of the Company's capital stock beneficially owned by such stockholder on the record date for the meeting. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

                                  OTHER MATTERS

    Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interests of the Company. The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

                                             By order of the Board of Directors,

                                             [SIGNATURE]

                                             Richard L. Handley
                                             Senior Vice President, General
                                              Counsel and Secretary

Fort Lauderdale, Florida
September 28, 1998

                                      PROXY

                         FLORIDA PANTHERS HOLDINGS, INC.
                           450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 17, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of FLORIDA PANTHERS HOLDINGS, INC., a Delaware corporation (the "Company"), hereby appoints WILLIAM M. PIERCE and RICHARD L. HANDLEY, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Class A Common Stock and Class B Common Stock (collectively, "Common Stock") of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1:30 p.m., Eastern Standard Time, on November 17, 1998, at The Broward Center for the Performing Arts, Au Rene Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida 33312, and at all adjournments or postponements thereof, with authority to vote said Common Stock on the matters set forth on the reverse side.

        The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder, who shall be entitled to the vote corresponding to each share of Class A Common Stock and Class B Common Stock held by such stockholder.

                  (continued and to be signed on reverse side)


        The Board of Directors recommends a vote FOR the following proposal:

1. To elect as directors of Florida Panthers Holdings, Inc. (the "Company") all of the following nominees:

Nominees: Steven R. Berrard, Dennis J. Callaghan, Michael S. Egan, Chris Evert, Harris W. Hudson, H. Wayne Huizenga, George D. Johnson, Jr., Henry Latimer and Richard C. Rochon.

      [  ]  FOR ALL NOMINEES                    [  ]  WITHHELD FROM ALL NOMINEES

      FOR all nominees except as noted

    --------------------------------------------

2. In their judgment, the proxies are authorized to vote upon such other business as may be properly brought before the Annual Meeting and each adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED.

PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE LEFT. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES AND SUBMIT EVIDENCE OF APPOINTMENT UNLESS PREVIOUSLY FURNISHED TO THE COMPANY OR ITS TRANSFER AGENT, ALL JOINT OWNERS SHOULD SIGN.

    Date:

    --------------------------------------------, 1998


    --------------------------------------------
    (Signature)


    --------------------------------------------
    (Signature)